Exhibit 23 -- Consent of Experts


Beckstead and Watts, LLP
------------------------
Certified Public Accountants
                                                     3340 Wynn Road, Suite B
                                                         Las Vegas, NV 89102
                                                                702.257.1984
                                                            702.362.0540 fax


To Whom It May Concern:

We have issued our report dated February 19, 2003, accompanying the financial statements of Benchmark Technology Corporation on Form 10-QSB for the period of September 14, 2001 (inception date) through December 31, 2002. We hereby consent to the incorporation by reference of said report on the Quarterly Report of Benchmark Technology Corporation on Form 10-QSB.


Signed,
/s/ Beckstead and Watts, LLP
----------------------------
    Beckstead and Watts, LLP


February 19, 2003

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